SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 19, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2006, Federated Corporate Services, Inc. (the "Company"), a subsidiary of Federated Department Stores, Inc. ("Federated"), entered into an employment agreement (the "Employment Agreement") with Ronald W. Tysoe, pursuant to which Mr. Tysoe agreed to be employed by the Company for a term effective as of July 1, 2005 and ending on June 30, 2007 (the "Term"). As previously disclosed by Federated, it is intended that Mr. Tysoe will continue to perform responsibilities relating to asset and real estate transactions associated with the merger of The May Department Stores Company into Federated but, depending on the status of, and the progress regarding, those responsibilities, he may retire from the Company, reduce his full-time work schedule or otherwise modify his employment terms prior to expiration of the Term. The Employment Agreement provides for a base salary of $830,000, payable not less frequently than monthly and for reasonable traveling expenses and furnished office space. Mr. Tysoe is also subject to confidentiality, non-competition and non-solicitation covenants contained in the Employment Agreement.

A copy of the Employment Agreement between Federated Corporate Services, Inc. and Ronald W. Tysoe, dated as of July 1, 2005, is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		10.1	Employment Agreement between Federated Corporate Services, Inc. and Ronald W. Tysoe, dated as of July 1, 2005

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: June 21, 2006	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller